EXHIBIT 23.1

[GRAPHIC
OMITTED]
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       LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP - - - CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors and Stockholders of
  Marmion Industries, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S_8 of Marmion Industries, Inc. (the "Company") of our report dated September 10, 2004 which appears in the Company's Form 8-K/A for the years ended December 31, 2003 and 2002.

     /s/ Lopez, Blevins, Bork & Associates, LLP

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

Houston, Texas
February 2, 2005




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                 THREE RIVERWAY, SUITE 1400 - HOUSTON, TEXAS 77056
                    TEL: (713) 877-9944 - FAX: (713) 627-7645
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